UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2009

WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

    Louisiana                                                  0-1026                                                  72-6017893
(State or Other                                           (Commission                                           (IRS Employer
Jurisdiction of                                           File Number)                                           Identification No.)
Incorporation)

      228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)

                (504) 586-7272
(Registrant’s Telephone Number, including Area Code)

___________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2009, Whitney Holding Corporation’s (the Company) Board of Directors voted unanimously to create a new position of Lead Director, to be designated by the vote of the independent directors.  The independent directors elected Eric Nickelsen as their first Lead Director. Mr. Nickelsen has served on the Company’s Board since 2000, and is an independent director under the rules of the Nasdaq Stock Market and the Company’s director independence standards. He currently serves as the Vice Chairman of the Board’s Audit Committee and as a member of the Board’s Executive, Compensation and Human Resources, and Nominating and Corporate Governance Committees.

In connection with the creation of the new Lead Director position, the Board’s Corporate Governance Guidelines will be amended to identify the responsibilities of the Lead Director, which include, among other things, serving as the Chair of the executive session of the independent directors of the Board, acting in the role of liaison between the independent directors and the CEO, suggesting and discussing appropriate agenda items with the Chairman and CEO, and chairing the meetings of the Board in the absence of the Chairman and CEO.

The Nominating and Corporate Governance Committee recommended to the Board that the Compensation and Human Resources Committee discuss at its June meeting the additional director compensation to be paid to Mr. Nickelsen for his role as Lead Director.

Item 7.01  Regulation FD Disclosure.

In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

The Company held its annual meeting of shareholders on May 20, 2009 (the Annual Meeting). A copy of the visual part of the Company's presentation at this Annual Meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The presentation can also be found on the Company’s website.

Item 8.01.  Other Events.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities and Exchange Act of 1934, as amended.  There was no solicitation in opposition to the nominees for election to the Company’s Board for Directors as listed in the proxy statement.  At the Annual Meeting, shareholders elected all four of the directors nominated by the Board of Directors. The voting results for each nominee for director were as follows:

Directors with Terms Expiring in 2009 and Elected for Terms Expiring in 2011

Nominee	For	Abstentions
A.R. Blossman, Jr.	53,065,966	5,307,415
John M. Turner, Jr.	55,950,550	2,422,831

Directors with Terms Expiring in 2009 and Elected for Terms Expiring in 2014

Nominee	For	Abstentions
Angus R. Cooper II	55,190,844	3,182,537
Terence E. Hall	56,215,933	2,157,448

Shareholders also ratified the selection of PricewaterhouseCoopers LLP as independent auditors for 2009 and approved the compensation of the Company’s named executive officers as disclosed in the Company’s 2009 proxy statement.  The results of the shareholder vote were as follows:

Proposal to Ratify the Selection of PricewaterhouseCoopers LLP as independent auditors for 2009

For	Against	Abstentions
57,872,783	377,964	122,633

Proposal to Approve a Non-Binding Advisory Resolution Regarding the Compensation of the Company’s Named Executives as set forth in the proxy statement

For	Against	Abstentions
43,527,635	14,205,258	640,491

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits. Exhibit 99.1 listed in the exhibit index is furnished pursuant to Regulation FD as part of this current report on Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
99.1	Copy of the Company’s visual presentation at the Company’s Annual Meeting of Shareholders on May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Senior Executive Vice President and
Chief Financial Officer
Date: May 21, 2009